UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 5, 2006
CINEMARK, INC.
(Exact name of registrant as specified in charter)

DELAWARE	333-116292	01-0687923
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
3900 DALLAS PARKWAY, SUITE 500
PLANO, TEXAS 75093
(Address and Zip Code of Principal Executive Offices)
972-665-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement
     The information provided in Item 2.03 is incorporated by reference herein.
Item 1.02 Termination of a Material Definitive Agreement.
     Simultaneously with entering into the new senior secured credit facility discussed in Item 2.03 below, Cinemark USA, Inc. (“CUSA”) terminated the Amended and Restated Credit Agreement, dated as of April 2, 2004, among Cinemark, Inc., CNMK Holdings, Inc., CUSA, the several lenders parties thereto and Lehman Commercial Paper Inc., as administrative agent, as amended (the “Prior Credit Agreement”). In connection with the termination of the Prior Credit Agreement, CUSA repaid approximately $258.0 million in outstanding indebtedness under the Prior Credit Agreement, including accrued interest, related fees and expenses of approximately $4.5 million. The lending commitments under the Prior Credit Agreement were scheduled to expire on March 31, 2011 for the term loan and on October 2, 2010 for the revolving credit line.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On October 5, 2006, CUSA completed the acquisition of Century Theatres, Inc. (“Century”), a national theatre chain headquartered in San Rafael, California with approximately 79 theatres in 12 states for a purchase price of approximately $681 million and the assumption of debt of Century. Of the total purchase price, $150 million consisted of the issuance of shares of Class A common stock of Cinemark Holdings, Inc., a Delaware corporation and our parent (“Cinemark Holdings”). The closing of our acquisition of Century involved the following transactions:
•	Pursuant to a stock purchase agreement (“Purchase Agreement”), dated August 7, 2006, and amendment thereto, dated October 4, 2006 (“First Amendment”), by and among CUSA, Century and Syufy Enterprises, LP (“Syufy”), CUSA acquired approximately 77% of the issued and outstanding capital stock of Century.

•	Pursuant to a stock contribution and exchange agreement (the “Contribution Agreement”), dated August 7, 2006, by and between Syufy and Cinemark Holdings, Syufy contributed the remaining shares of capital stock of Century to Cinemark Holdings in exchange for shares of Cinemark Holdings.

•	Pursuant to a share exchange agreement (the “Exchange Agreement”), dated August 7, 2006, among our current stockholders, the stockholders, immediately prior to the consummation of the transactions contemplated by the Purchase Agreement and the Contribution Agreement, exchanged their shares of Class A common stock of Cinemark, Inc. for an equal number of shares of Class A common stock of Cinemark Holdings.
     After giving effect to the closing of the transactions contemplated by the Purchase Agreement, the Contribution Agreement and the Exchange Agreement, Syufy owns approximately 10.8% of the issued and outstanding shares of Class A common stock of Cinemark Holdings. The stockholders party to the Exchange Agreement own the remaining 89.2% of the issued and outstanding shares of Class A common stock of Cinemark Holdings. The stockholders party to the Exchange Agreement include, among others, Lee Roy Mitchell, our Chairman and Chief Executive Officer, The Mitchell Special Trust, a trust in which Mr. Mitchell is co-trustee, certain of our executive officers, Madison Dearborn Capital Partners IV, LP, our majority stockholder, Quadrangle Select Partners LP, Quadrangle Capital Partners A LP, Quadrangle (Cinemark) Capital Partners LP and Quadrangle Capital Partners LP.
     In connection with the closing of the transactions contemplated by the Purchase Agreement, the Contribution Agreement and the Exchange Agreement, CUSA entered into a new senior secured credit facility, and used the proceeds of $1.12 billion under the term loan to fund the cash portion of the purchase price, to pay off approximately $360 million under Century’s existing senior credit facility and to refinance the Prior Credit Agreement of approximately $254 million. The new senior credit facility is discussed in Item 2.03 below and is incorporated by reference herein. CUSA used approximately $70 million of its current cash to fund the payment of the remaining portion of the purchase price and related transaction expenses.

     The Purchase Agreement, the Contribution Agreement and the Exchange Agreement (excluding the exhibits attached thereto) were attached as Exhibits 10.1, 10.2 and 10.3 to CUSA’s Current Report on Form 8-K filed with the SEC on August 11, 2006 and the First Amendment is filed as Exhibit 10.2 to CUSA’s Current Report on Form 8-K filed on the date hereof and are incorporated herein by reference. The above description of the Purchase Agreement, the First Amendment, the Contribution Agreement and the Exchange Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, the First Amendment, the Contribution Agreement and the Exchange Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
New Senior Secured Credit Facility
     On October 5, 2006, CUSA refinanced its senior secured credit facility in connection with the Century acquisition described above. The new senior secured credit facility provides for a seven year term loan of $1.12 billion and a $150 million revolving credit line that matures in six years unless its 9% senior subordinated notes due 2013 have not been refinanced by August 1, 2012 with indebtedness that matures no earlier than seven and one-half years after the closing date of the new senior secured credit facility, in which case the maturity date of the revolving credit line becomes August 1, 2012. The net proceeds of the term loan were used to finance a portion of the acquisition, repay in full the loans outstanding under the previous senior secured credit facility, repay certain existing indebtedness of Century and to pay for any related fees and expenses. The revolving credit line will be used for our general corporate purposes.
     Under the term loan, principal payments of $2.8 million are due each calendar quarter through September 30, 2012 and increase to $263.2 million each calendar quarter from December 31, 2012 to maturity at October 5, 2013. The term loan bears interest, at our option, at: (A) the base rate equal to the higher of (i) the prime lending rate as set forth on the British Banking Association Telerate page 5 or (ii) the federal funds effective rate from time to time plus 0.50%, plus a margin that ranges from 0.75% to 1.00% per annum, or (B) a “eurodollar rate” plus a margin that ranges from 1.75% to 2.00% per annum, in each case as adjusted pursuant to our corporate credit rating.
     Borrowings under the revolving credit line bear interest, at our option, at: (A) a base rate equal to the higher of (i) the prime lending rate as set forth on the British Banking Association Telerate page 5 and (ii) the federal funds effective rate from time to time plus 0.50%, plus a margin that ranges from 0.50% to 1.00% per annum, or (B) a “eurodollar rate” plus a margin that ranges from 1.50% to 2.00% per annum, in each case as adjusted pursuant to our consolidated net senior secured leverage ratio as defined in the credit agreement. CUSA will also be required to pay a commitment fee calculated at the rate of 0.50% per annum on the average daily unused portion of the amended revolving credit line, payable quarterly in arrears, which rate decreases to 0.375% per annum for any fiscal quarter in which our consolidated net senior secured leverage ratio on the last day of such fiscal quarter is less than 2.25 to 1.0.
     CUSA’s obligations under the senior secured credit facility are guaranteed by us, Cinemark Holdings, CNMK Holding, Inc., and certain of our subsidiaries and are secured by mortgages on certain fee and leasehold properties and security interests in substantially all of our personal property, including without limitation, pledges of all of CUSA’s capital stock, all of the capital stock of CNMK Holding, Inc., and certain of our domestic subsidiaries and 65% of the voting stock of certain of our foreign subsidiaries.
     The senior secured credit facility contains usual and customary negative covenants for transactions of this type, including, but not limited to, restrictions on CUSA’s ability, and in certain instances, our subsidiaries’ ability, to consolidate or merge or liquidate, wind up or dissolve; substantially change the nature of our business; sell, transfer or dispose of assets; create or incur indebtedness; create liens; pay dividends, repurchase stock and redeem outstanding notes; and make capital expenditures and investments. The negative covenants are subject to certain exceptions, as specified in the senior secured credit facility. The senior secured credit facility also requires us to satisfy certain financial covenants, including maximum ratios of Consolidated Net Senior Secured Leverage Ratio as determined in accordance with the senior secured credit facility.

     The senior secured credit facility also includes customary events of default, including, among other things, payment default, covenant default, breach of representation or warranty, bankruptcy, cross-default, material ERISA events, a change of control, material money judgments and failure to maintain subsidiary guarantees. If an event of default occurs, all commitments under the senior secured credit facility may be terminated and all of our obligations under the senior secured credit facility could be accelerated by the lenders, causing all loans outstanding (including accrued interest and fees payable thereunder) to be declared immediately due and payable.
     The foregoing description of the senior secured credit facility does not purport to be complete and is qualified in its entirety by the full text of the documents attached as exhibits to this report.
Item 3.02. Unregistered Sales of Equity Securities.
     In connection with the Century transaction disclosed in Item 2.01 above, Cinemark Holdings issued 3,388,466 shares of its Class A common stock to Syufy. The shares were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective upon completion of the Century acquisition described in Item 2.01 above, the Board of Directors of each of CUSA and Cinemark, Inc. appointed Raymond W. Syufy and Joseph Syufy to the Board of Directors of CUSA and Cinemark, Inc. In addition, pursuant to a stockholders agreement, dated August 7, 2006, which became effective October 3, 2006, by and among Lee Roy Mitchell, Madison Dearborn Capital Partners IV, LP, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners A LP, Quadrangle (Cinemark) Capital Partners LP, Syufy and other stockholders signatories thereto, Raymond Syufy and Joseph Syufy were appointed to the Board of Directors of Cinemark Holdings. There are no other agreements or understandings pursuant to which these two directors were appointed to the boards.
     Century leases 25 theatres and two parking facilities from Syufy or affiliates of Syufy, which owns approximately 10.8% of the issued and outstanding shares of Class A common stock of Cinemark Holdings. Raymond Syufy and Joseph Syufy, who as discussed above are two of our directors, are officers of the general partner of Syufy. Of such 27 leases, 22 have fixed minimum annual rent in an aggregate amount of approximately $23.5 million plus certain taxes, maintenance expenses and insurance, and the rent for five of such 27 leases are a fixed percentage of gross sales (as defined in the leases). Three of the leases which have fixed minimum annual rent can be converted to percentage rent if the theatre level cash flow at such theatres is less than $0. The fixed minimum rent leases have at least a ten year term with four five-year options and one four-year option, and the percentage rent leases can be terminated if the theatre level cash flow drops below $0.
     Century also has an office lease with Syufy for its corporate office space in San Rafael, California. The lease will expire in September 2008. The lease has a fixed minimum annual rent of approximately $0.7 million.

Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired
       The required financial statements will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Form 8-K must be filed.
(b)	Pro Forma Financial Information
       The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Form 8-K must be filed.
(d)	Exhibits

Exhibit
Number	Description

10.1	Stock Purchase Agreement, dated as of August 7, 2006, by and among Cinemark USA, Inc., Cinemark Holdings, Inc., Syufy Enterprises, LP, Century Theatres, Inc. and Century Theatres Holdings, LLC. (incorporated by reference to Exhibit 10.1 Current Report on Form 8-K, File No. 000-47040, filed by Cinemark USA, Inc. with the SEC on August 11, 2006).

10.2	First Amendment, dated as of October 4, 2006, to that certain Stock Purchase Agreement, dated as of August 7, 2006, by and among Cinemark USA, Inc., Cinemark Holdings, Inc., Syufy Enterprises, LP, Century Theatres, Inc. and Century Theatres Holdings, LLC (incorporated by reference to Exhibit 10.2 Current Report on Form 8-K, File No. 000-47040, filed by Cinemark USA, Inc. with the SEC on October 12, 2006).

10.3	Stock Contribution and Exchange Agreement, dated as of August 7, 2006, by and between Cinemark Holdings, Inc., Cinemark, Inc., Syufy Enterprises, LP and Century Theatres Holdings, LLC. (incorporated by reference to Exhibit 10.2 Current Report on Form 8-K, File No. 000-47040, filed by Cinemark USA, Inc with the SEC on August 11, 2006).

10.4	Contribution and Exchange Agreement, dated as of August 7, 2006 by and among Cinemark Holdings, Inc. and Lee Roy Mitchell, The Mitchell Special Trust, Alan W. Stock, Timothy Warner, Robert Copple, Michael Cavalier, Northwestern University, John Madigan, Quadrangle Select Partners LP, Quadrangle Capital Partners A LP, Madison Dearborn Capital Partners IV, L.P., K&E Investment Partners, LLC — 2004-B-DIF, Piola Investments Ltd., Quadrangle (Cinemark) Capital Partners LP and Quadrangle Capital Partners LP. (incorporated by reference to Exhibit 10.3 Current Report on Form 8-K, File No. 000-47040, filed by Cinemark USA, Inc with the SEC on August 11, 2006).

10.5	Credit Agreement, dated as of October 5, 2006, among Cinemark Holdings, Inc., Cinemark, Inc., CNMK Holding, Inc., Cinemark USA, Inc., the several banks and other financial institutions or entities from time to time parties to the Agreement, Lehman Brothers Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, Morgan Stanley Senior Funding, Inc., as syndication agent, BNP Paribas and General Electric Capital Corporation as co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent (incorporated by reference to Exhibit 10.5 Current Report on Form 8-K, File No. 000-47040, filed by Cinemark USA, Inc. with the SEC on October 12, 2006).

10.6	Guarantee and Collateral Agreement, dated as of October 5, 2006, among the Cinemark Holdings, Inc., Cinemark, Inc., CNMK Holding, Inc., Cinemark USA, Inc. and each subsidiary guarantor party thereto (incorporated by reference to Exhibit 10.6 Current Report on Form 8-K, File No. 000-47040, filed by Cinemark USA, Inc. with the SEC on October 12, 2006).

[SIGNATURE PAGE FOLLOWS]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK, INC.
Date: October 12, 2006	By:	/s/ Michael D. Cavalier
Michael D. Cavalier
Senior Vice President - General Counsel